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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported):   May 16, 2003


                            DAUPHIN TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

          ILLINOIS                            3570                        87-0455038
-----------------------------------------------------------------------------------------

(State or Other Jurisdiction          (Primary Standard           (I.R.S. Employer Number)
of Incorporation or Organization)     Industrial Classification
                                      Identification No.)
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              800 E. Northwest Hwy., Suite 950, Palatine, IL 60067
              ----------------------------------------------------
          (Address of principal executive offices, including Zip Code)


                                 (847) 358 4406
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On May 2, 2003 Dauphin Technology, Inc. (the "Company") completed the sale of substantially all of the net assets of Suncoast Automation, Inc.("Suncoast") pursuant to an Asset Purchase Agreement by and among the Company, Suncoast and Multiband USA, Inc. and Broadband Holdings LLC (together and combined, the
"buyer"). The purchase price paid to the Company was $300,000.00 and the buyer's assumption of substantially all of Suncoast's liabilities. The consideration paid the Company was based on the financial condition, business operations and prospects of Suncoast, and was negotiated in an arms' length transaction among unrelated and unaffiliated (as defined under Rule 144 promulgated by the Securities and Exchange Commission) parties. The Company will recognize a loss on the sale of the Suncoast subsidiary of approximately $3.0 million. Net proceeds provided to the Company will be used for working capital purposes.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

       2.1 Asset Purchase Agreement, by and among the Company, its wholly-owned subsidiary, Suncoast Automation, Inc. and Multiband
               USA, Inc. and Broadband Holdings LLC, dated as of April 25, 2003.





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Dauphin Technology, Inc.

Dated: May 16, 2003                             By: /s/ Harry L. Lukens, Jr.
                                                    ------------------------

                                                         Harry L. Lukens, Jr.
                                                         Chief Financial Officer







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                                INDEX TO EXHIBITS


Exhibit
Number     Description
------     -----------

2.1 Asset Purchase Agreement, by and among the Company, its wholly-owned subsidiary, Suncoast Automation, Inc. and Multiband USA, Inc. and
           Broadband Holdings LLC, dated as of April 25, 2003.